UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2006

QUOTEMEDIA, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-28599

Nevada

(State or other jurisdiction of incorporation or organization)

91-2008633

(IRS Employer Identification Number)

17100 East Shea Blvd.

Suite 230

Fountain Hills, AZ

(Address of principal executive offices)

85268

(Zip Code)

(480) 905-7311

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2006, QuoteMedia, Inc. (“Quotemedia”) entered into an agreement with Penson Worldwide, Inc.’s (“Penson”) technology and brokerage divisions, NEXA Technologies, Inc. (“NEXA”) and SAMCO Financial Services, Inc. (“SAMCO”). The agreement provides for the sharing of ticker plant facilities to power the delivery of real-time market data, the integration of QuoteMedia market data products into NEXA trading platforms, and the provision of online trade execution and electronic brokerage services through QuoteMedia applications.

QuoteMedia will be sharing ticker plants, located in New York and Texas, which have multiple direct connections to the world’s Exchanges and Electronic Communication Networks (ECNs) for equities, funds, commodities, options and futures. In addition, QuoteMedia will provide data applications for incorporation into NEXA’s advanced trading platforms.

QuoteMedia will also be establishing a new online trading division, offering trade execution to its clients. The trading system will be accessible throughout Quotemedia services and applications. SAMCO will be handling certain order routing and trade execution services for this new system.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2006	QuoteMedia, Inc.

	By:	/s/ Keith Randall
	Name:	Keith Randall
	Title:	Chief Financial Officer and Secretary